CHIRON INVESTMENT MANAGEMENT
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                                 CODE OF ETHICS
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                             AS OF NOVEMBER 2, 2015


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
CODE OF EITHICS                                                                                2
   Section I. General                                                                          2
   Section II. Standard of Conduct                                                             2
   Section III. Reporting Violations                                                           3
   Section IV. Definition of Access Person                                                     3
   Section V. General Principles Regarding Securities Transactions of Supervised
   Persons                                                                                     4
STATEMENT OF INSIDER TRADING                                                                   9
   Section I. Background                                                                       9
   Section II. Statement of Firm Policy                                                        9
   Section III. Procedures to Implement Statement                                              11
RUMORS AND MANIPULATIVE TRADING PRACTICES                                                      12
   Section IV. Rumors                                                                          12
   Section V. Manipulative Trading Practices                                                   12
   Section VI. Annual Review                                                                   13
   Section VII. Reports of Material Changes to the Code                                        13
RETENTION OF RECORDS                                                                           13
NOTICES                                                                                        14
REVIEW                                                                                         14
DISCLOSURE                                                                                     14
EXHIBIT A: Pre-Clearance Request Form                                                          15
EXHIBIT B: Private Placement, Limited Offering & IPO Pre-Clearance Request Form                16
EXHIBIT C: Chiron Investment Management Quarterly Personal Securities Transaction Report       18
EXHIBIT D: Employee Initial/Annual Securities Holdings Report and Certification                20
EXHIBIT E: Sample Letter to Broker                                                             21
EXHIBIT F: Discretionary Accounts                                                              22
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                                 CODE OF ETHICS
                          CHIRON INVESTMENT MANAGEMENT

SECTION I. GENERAL

          In compliance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940. Chiron Investment Management ("Chiron") has adopted this Code of Ethics (the "Code of Ethics" or the "Code") in order to establish the standard of conduct expected of all Supervised Persons in light of Chiron's duties to its clients. It also establishes reporting and other requirements for personal securities transactions. The Chief Compliance Officer (the "CCO") may designate such deputy compliance officers as the CCO may deem necessary or appropriate to fulfill the responsibilities of the CCO under this Code of Ethics.

          The term "Supervised Person" includes (i) any partner, member, officer, director (or other person occupying a similar status or performing similar functions) or employee of Chiron and (ii) any other person who provides investment advice on behalf of Chiron and is subject to Chiron's supervision and control. Certain persons who Chiron retains as "consultants" may be Supervised Persons. Supervised Persons are sometimes referred to as "employees."

          No person covered by this Code shall engage in any act, practice or course of conduct, which would violate the provisions of the federal and state securities laws. ANY VIOLATION OF THE CODE, INCLUDING ENGAGING IN A PROHIBITED TRANSACTION OR FAILING TO FILE REQUIRED REPORTS, MAY RESULT IN DISCIPLINARY ACTION INCLUDING, BUT NOT LIMITED TO, DISGORGEMENT OF PROFITS, PAYMENT OF A FINE, CENSURE AND, WHEN APPROPRIATE, SUSPENSION OR TERMINATION OF EMPLOYMENT AND/OR REFERRAL TO APPROPRIATE GOVERNMENTAL AGENCIES. ACCESS PERSONS (DEFINED BELOW) SHOULD BE AWARE THAT THEY MAY BE HELD PERSONALLY LIABLE FOR ANY IMPROPER OR ILLEGAL ACTIVITIES THEY COMMIT DURING THE COURSE OF THEIR EMPLOYMENT, AND MAY BE SUBJECT TO CIVIL PENALTIES SUCH AS FINES, REGULATORY SANCTIONS, INCLUDING SUSPENSION, AS WELL AS CRIMINAL PENALTIES.

          To the extent applicable, this Code of Ethics adopts the defined terms (if not otherwise defined herein), provisions and restrictions of Chiron's Compliance Manual.

SECTION II. STANDARD OF CONDUCT

          This Code is based on the principle that the officers, directors, members and employees of Chiron have a fiduciary duty to place the interests of its clients first, to conduct all personal securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility, and to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of any advisory client or otherwise take unfair advantage of their relationship to any advisory client. Persons covered by this Code must adhere to this general principle as well as comply with the specific provisions of this Code. Persons covered by this Code, including Supervised Persons, are required to comply with all federal securities laws.

          All Supervised Persons are expected to be familiar and comply with the laws and regulations applicable to their day-to-day responsibilities, including U.S. federal securities laws and regulations. If a Supervised Person has any question with respect to any such law or regulation, he or she should consult this

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Code, the Compliance Manual or the CCO. While the CCO is a resource, she is not giving legal advice, and any authorization which may be granted for trading under the Code does not assure compliance with the totality of the Code.

SECTION III. REPORTING VIOLATIONS

          Each Supervised Person is required by law to promptly notify the CCO in the event such Supervised Person knows or has reason to believe that such Supervised Person (himself/herself) or any other Supervised Person has violated any provision of this Code.

          Chiron is committed to fostering a culture of compliance. Chiron therefore urges any employee to contact the CCO for any reason. No employee will be penalized and their status at Chiron will not be jeopardized by communicating with the CCO. Reports of violations or suspected violations also may be submitted anonymously to the CCO. Any retaliatory action taken against any person who reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

          If a Supervised Person knows or has reason to believe that the CCO has violated any provision of this Code, such Supervised Person must promptly notify the Chief Executive Officer, and is not required to so notify the CCO.

The CCO is Kristen Richards and may be contacted via email at Kristen.Richards@chironim.com.

SECTION IV. DEFINITION OF ACCESS PERSON

          In order to avoid actual and perceived conflicts of interests with Clients as well as the laws relating to insider trading, Chiron has adopted a strict personal securities transactions policy. This Policy governs any investment by an "Access Person" in securities, including any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, futures, other derivative products and interests in privately placed offerings, limited partnerships and other entities. The following Supervised Persons are "ACCESS PERSONS":

1) All of the elected managers and officers of Chiron and the elected managers, members of the Board and other officers of Chiron Global Investors, LLC, the parent company of Chiron. Chiron reserves the right to exclude persons who otherwise meet the definition; for example, such person is not involved in Chiron on a regular basis, does not have access to the trade blotter of Chiron, etc. The Board of Managers of Chiron shall make this determination in each case after consulting with the CCO; and

2) Any Supervised Person:

     a) Who has access to non-public information regarding any Client's investment or purchase or sale of securities; or
     b) Who is involved in making investment or securities recommendations to Clients, or who has access to such recommendations that are non-public.

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          Except as otherwise noted, Chiron's restrictions on personal investment transactions apply to all Access Persons. Currently, every Supervised Person is deemed to be an Access Person.

SECTION V. GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS OF SUPERVISED PERSONS

          No Supervised Person may engage in a transaction in a security that is also the subject of a transaction by a Client if such Supervised Person's transaction would disadvantage or appear to disadvantage the Client. The following specific restrictions apply to all trading activity by Supervised
Persons:

A. PROHIBITED TRANSACTIONS

1) Any transaction in a security in anticipation of an order from or on behalf of a Client (front running) is prohibited;

2) Any transaction of a security included on the Restricted List of issuers maintained by Chiron is prohibited.
Chiron's "Restricted List" shall include the name of any company as to which one or more individuals at Chiron may have material information which has not been publicly disclosed, as well as any securities which are deemed to be 'restricted' by the CCO;

3) Any transaction in a security which the Supervised Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client's transaction has been completed or consideration of such transaction is abandoned;

4) Any same-day transaction in a security in which any Client has a pending or actual transaction is prohibited;

5) Any transaction in a security during the period which begins five (5) business days before and ends five

(5) business days after any Client has traded in that security is prohibited;

6) Any short selling or option trading that is economically opposite any pending transaction for any Client is prohibited;

7) Any transaction in a security that would result in a Supervised Person's profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) security within 60 calendar days is prohibited; and

          All other transactions (including securities to be acquired in an Private Placement, Limited Offering or Initial Public Offering (IPO)), other than Exempt Transactions described below, must be pre-cleared by the CCO and the Chief Investment Officer ("CIO").

          Chiron, its employees and related persons may not knowingly buy or sell securities from or to clients of Chiron. Chiron, its employees and related persons are not permitted to "front-run" or self-deal to the disadvantage of a Client. A related person may be a husband, wife, domestic partner, minor child or a relative sharing the same house, as well as any person for whom an employee provides material support.

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          No Access Person may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest, products that are, at that time, restricted by the CCO, without review of the transaction by the CCO. Further, as noted below, various products specifically require pre-clearance.

B. PRE-CLEARANCE PROCEDURES

          Each Access Person must obtain pre-clearance for any personal investment transaction in (1) any security or instrument, including initial public offerings and limited offerings, and (2) any other security or other product that the CCO has designated as a pre-clearance security or product (together, a "PRE-CLEARANCE SECURITY").

          An Access Person must obtain pre-clearance for all Pre-clearance Securities transactions, including the writing of an option to purchase or sell a Pre-clearance Security, by completing and signing the Pre-clearance Form provided for that purpose by Chiron and by obtaining the signature of the CCO and the CIO. An Access Person will be required to make certain certifications each time he or she trades a Pre-clearance Security, including that he or she has no knowledge that would violate the General Principles set forth above. A sample copy of the Pre-clearance Form is attached as EXHIBIT A.

          Pre-clearance will be given on the day an Access Person requests it, under normal circumstances. For publicly traded securities, an Access Person must complete the approved securities transaction by the end of the second business day after which he or she obtains the approval. If the transaction is not completed within this time period, such Access Person must obtain a new pre-clearance, including one for any uncompleted portion of the transaction.

          Pre-clearance is required for any transaction in a security or instrument via an initial public offering, limited offerings, or private placement. The required form is attached as EXHIBIT B.

          POST-TRANSACTION APPROVAL IS NOT PERMITTED. If Chiron determines that an Access Person completed a trade before approval or after the clearance window expires such Access Person will be considered to be in violation of this Code. After the first such violation, the Access Person will typically receive a warning. Upon the second such violation, a 15-day trading suspension will typically be imposed on the Access Person's personal trading privileges. If any additional violations occur, the sanctions to be imposed will be determined by the CCO and others as considered necessary at that time.

C. TRADING RESTRICTIONS

          In addition to the more general restrictions discussed above, Chiron has adopted other restrictions on personal investment transactions.

          Without approval from the CCO and CIO, no Access Person may, for his or her own account or for any account in which he or she may have a beneficial interest:

1) Purchase or sell, directly or indirectly, any security that is subject to firm-wide restriction because of, for example, the possession of material non-public information;

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2) Buy or sell based upon, or while in possession of, material non-public information regarding the issuer or security;

3) Buy or Sell any Pre-clearance Securities without pre-clearance approval;

4) Acquire any Pre-clearance Security in a limited/private placement or an initial public offering (IPO) (Pre-


clearance form available as EXHIBIT B);

D. EXEMPT SECURITIES OR TRANSACTIONS

          The following securities and any associated transactions are exempt from the pre-clearance and reporting requirements ("EXEMPT SECURITIES"):

1) Direct Obligations of the U.S. Government (I.E., treasury securities);

2) Bank Certificates of Deposit;

3) Bankers' Acceptances;

4) Commercial Paper;

5) High quality short-term debt obligations, including repurchase agreements;

6) Shares issued by registered money market funds;

7) Shares issued by open-end investment companies (I.E., mutual funds) except Reportable Funds. Reportable Funds (funds for which Chiron serves as an Investment Adviser) are NOT EXEMPT from the pre-clearance requirements, therefore, all purchase and sells in the Chiron Capital Allocation Fund must be Pre-cleared and reported;

8) Shares issued by unit investments trusts that are invested exclusively in one or more open-end funds;

9) Securities purchased through an automatic dividend reinvestment plan;

10) Purchase of securities by exercise of rights issued to the holders of a class of securities pro rata, to the extent they are issued with respect to securities for which an Access Person has beneficial ownership;

11) Acquisitions or dispositions of securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities for which an Access Person has beneficial ownership;

12) Securities purchased or sold in an account for which an Access Person has beneficial ownership, and for which the Access Person, via a written contract, has granted complete discretionary authority to an independent third party. See Exhibit F.

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13) Such other classes of transactions as may be exempted from time to time by the CCO based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisors Act; and

14) All other securities are Covered Securities ("Covered Securities).

E. REPORTING OF TRANSACTIONS

1) QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORTS

          All Access Persons must file with the CCO a Personal Securities Transactions Report by the 30th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. In each Personal Securities Transactions Report, the Access Person must report all personal investment transactions in which he or she has a beneficial interest and which were transacted during the quarter other than those in Exempt Securities. As well, each Access Person must also report all accounts opened and/or closed during the quarter.

          Every Access Person must file a Personal Securities Transactions Report when due even if such person made no purchases or sales of securities during the period covered by the report. An Access Person is charged with the responsibility for making the Personal Securities Transactions Reports. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility. The Personal Securities Transactions Report must be on the form provided by Chiron. A sample of Chiron's form as of this date is attached as EXHIBIT C. Since the form may change over time, an Access Person should ask the CCO for a copy of the current form.

          In lieu of filing such a Personal Securities Transactions Report, an Access Person may arrange for all the brokerage firms at which the Access Person maintains an account in which he or she has a beneficial interest to supply to Chiron, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements which state the name of his or her account and account number. Any securities transactions (other than those in Exempt Securities) that are not reported on such account statements must be reported on a Personal Securities Transactions Report.

          An Access Person should provide a list using the form attached as EXHIBIT D of all of his or her brokerage accounts to the CCO. An Access Person is responsible for updating this form within 10 days of opening a new brokerage account.

          PLEASE NOTE: The CCO may request more detailed information concerning any Personal Securities Transaction Reports, brokerage statements and/or confirmations and/or Annual Holding Reports supplied to the CCO (in abstract form or otherwise) should the CCO believe that such holding, purchase or sale may indicate a potential concern to the obligations of Chiron as set forth in the Compliance Manual and/or any Exhibit hereto. Each Access Person shall comply with any such request of the CCO.

2) CERTAIN EXCEPTIONS

     Quarterly Reports need not be filed with respect to:

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a) Transactions in an account over which the Access Person has no direct or indirect influence or control (i.e., those done through a managed account or blind trust, see EXHIBIT F for further information required if an account meets this exception);

b) Transactions that are reported on broker trade confirmations or account statements that are provided to Chiron no later than 30 days after the end of the applicable calendar quarter; and

c) An "automatic investment plan" is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

3) ANNUAL HOLDINGS REPORT

          All Access Persons must also complete an annual holdings report along with the Personal Securities Transactions Report due by the 30th day of January (the "ANNUAL HOLDINGS REPORT"). This Annual Holdings Report must include a listing of all securities in which an Access Person has a beneficial interest as of the 45 days preceding the filing date of the report, other than Exempt Securities. New Access Persons must provide an Annual Holdings Report within ten business days of the commencement of such person's employment or becoming classified an Access Person. A sample of Chiron's form is attached as EXHIBIT D.

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                          STATEMENT ON INSIDER TRADING

SECTION I. BACKGROUND

          Insider trading - trading securities while in possession of material, non-public information or improperly communicating such information to others may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $5,000,000 and/or 20 years' imprisonment. The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

          Regardless of whether a federal inquiry occurs, Chiron views seriously any violation of the Statement on Insider Trading (the "STATEMENT"). Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

          The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could forestall disciplinary action or complex legal problems. Supervised Persons should direct any questions relating to the Statement to the CCO. A Supervised Person must also notify the CCO immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.

SECTION II. STATEMENT OF FIRM POLICY

          Buying or selling securities on the basis of material non-public information is prohibited. This would include purchasing or selling (i) for a Supervised Person's own account or one in which the Supervised Person has direct or indirect influence or control, or (ii) for the account of a Client. If any Supervised Person is uncertain as to whether information is "material" or "non-public," such person should consult the CCO.

          Disclosing material, non-public information to inappropriate personnel, whether or not for consideration (I.E., tipping) is prohibited. Material, non-public information must be disseminated on a "need to know basis" only to appropriate personnel. This would include any confidential discussions between the issuer and personnel of Chiron. The CCO should be consulted if a question arises as to who is privy to material, non-public information.

          Assisting anyone transacting business on the basis of material, non-public information through a third party is prohibited. The following summarizes principles important to this Statement:

1) What is "Material" Information?

          Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine whether information is material; assessments of materiality involve highly fact specific inquiries. Supervised Persons should direct any questions regarding the materiality of information to the CCO.

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          Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information may also relate to the market for a security. Information about a significant order to purchase or sell securities, in some contexts, may be deemed material; similarly, pre-publication information regarding reports in the financial press may also be deemed material.

2) What is "Non-public" Information?

          Information is "non-public" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones "tape" or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely.

3) Identifying Insider Information:

          Before executing any trade for oneself or others, including any Clients, a Supervised Person must determine whether he or she has access to material, non-public information. If a Supervised Person believes he or she might have access to material, non-public information, he or she should take the following steps:

     a) Immediately alert the CCO, so that the applicable security may be placed on the Restricted List if appropriate;

     b) Do not purchase or sell the securities on his or her behalf or for others, including any Clients; and

     c) Do not communicate the information inside or outside of Chiron, other than to the CCO.

          The CCO will review the issue, determine whether the information is material and non-public, and, if so, what action Chiron should take.

4) Contacts With Public Companies; Tender Offers

          Contacts with public companies represent part of Chiron's research efforts and Chiron may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, non-public information. For example, a company's chief financial officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In such situations, Chiron must make a judgment about its further conduct. To protect oneself, Clients, and Chiron itself, a Supervised Person should immediately contact the CCO if he or she believes he or she may have received material, non-public information.

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          Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company's securities. Second, the Commission has adopted a rule expressly forbidding trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either. Supervised Persons must exercise particular caution any time they become aware of non-public information relating to a tender offer.

SECTION III. PROCEDURES TO IMPLEMENT STATEMENT

          All Supervised Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur. In this regard, all Supervised Persons are responsible for:

1) Reading, understanding and consenting to comply with the insider trading policies contained in this Statement. (Supervised Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Code) (Exhibit A to Chiron's Compliance Manual);

2) Ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control, for any Client's account, or in securities for which they have material, non-public information;

3) Not disclosing insider information obtained from any source whatsoever to inappropriate persons.
Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

4) Consulting the CCO when questions arise regarding insider trading or when potential violations of the Statement are suspected;

5) Advising the CCO of all outside activities, directorships, or major ownership (over 5%) in a public company. No Supervised Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the CCO (Exhibit C to Chiron's Compliance Manual); and

6) Being aware of, and monitoring, any Clients who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the CCO.

          A. SECURITY

          In order to prevent accidental dissemination of material non-public information, Supervised Persons must adhere to the following guidelines:

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1) Inform management when unauthorized personnel enter the premises;

2) Lock doors at all times in areas that have confidential and secure files;

3) Refrain from discussing sensitive information in public areas;

4) Refrain from leaving confidential information on message devices;

5) Maintain control of sensitive documents including hand-outs and copies intended for internal dissemination only;

6) Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message; and

7) Do not allow passwords to be given to unauthorized personnel.

                   RUMORS AND MANIPULATIVE TRADING PRACTICES

SECTION IV. RUMORS

          Supervised Persons are prohibited from circulating false rumors and rumors of a sensational character that reasonably may be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity. Intentionally creating, passing or using false rumors may violate the antifraud provisions of Federal Securities Laws, and such conduct is contradictory to this Code, as well as Chiron's expectations regarding appropriate behavior of its Supervised Persons.

          Unsubstantiated information published in a newspaper or announced on radio or television, however, may be repeated only after approval from the CCO is obtained, and if the source and the unsubstantiated nature of the information are disclosed. Please consult with the CCO if you have questions regarding the appropriateness of any communications.

SECTION V. MANIPULATIVE TRADING PRACTICES

          Section 9(a)(2) of the Securities and Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 thereunder make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.


          Supervised Persons are prohibited from engaging in actual or apparent trading in a security for the purpose of (i) inducing the purchase or sale of such security by others; or (ii) causing the price of a security to move up or down. The Exchange Act does not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

          The CCO will monitor Client and employer trading for any suspected breaches of Section 9(a)(2) or Rule 10b-5.

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SECTION VI. ANNUAL REVIEW

          Pursuant to Rule 17j-1(c)(2)(ii) under the Investment Company Act, with respect to any Client that is an investment company registered under the Investment Company Act, Chiron will, no less frequently than annually, furnish to each such investment company's board of directors/trustees a written report that (i) describes any issues arising under this Code or procedures since the last report to the board, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that Chiron has adopted procedures reasonably necessary to prevent its Supervised Persons from violating this and Code.

SECTION VII. REPORTS OF MATERIAL CHANGES TO THE CODE

          Within a reasonable period of time of making any material change to this Code, but in no event longer than six months after making a material change, the CCO or a designee will report to the directors/trustees of each investment company that is a Client, the nature of such changes.

                              RETENTION OF RECORDS

          The CCO will maintain, for a period of six years unless specified in further detail below, the records listed below. The records will be maintained at Chiron's principal place of business in an easily accessible but secure place, including via electronic methods as more fully described in the Compliance Manual.

1) A record of the names of persons who are currently, or within the past six years were, Supervised Persons of Chiron, subject to this Code during that period, as well as the persons required to review related reports, must be maintained in an easily accessible place;

2) The initial and annual Certificate of Compliance signed by all persons subject to this Code acknowledging receipt of copies of such Code and acknowledging they are subject to it and will comply with its terms. All such Certificates of each Supervised Person must be kept for six years after the individual ceases to be a Supervised Person;

3) A copy of each Code that has been in effect at any time during the six year period, must be maintained in an easily accessible place;

4) A copy of each report made by a Supervised Person pursuant to this and Code, including any broker trade confirmations or account statements that were submitted in lieu of such persons' quarterly transaction reports must be maintained for at least six years, the first two years in an easily accessible place;

5) A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when such violations were committed, must be maintained in an easily accessible place for at least six years;

6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an Initial Public Offering, Private Placement or Limited Offering by Supervised Persons, must be maintained for at least six years after the approval is granted; and

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7) A record of all reports made by the CCO related to this Code, including, but not limited to, each report required by paragraph (c)(2)(ii) of Rule 17j-1 under the Investment Company Act must be maintained for at least six years after the report is made, the first two years in an easily accessible place.

                                    NOTICES

          For purposes of this Code, all notices, reports, requests for clearance, questions, contacts or other communications to the CCO shall be considered delivered if given to the CCO.

The CCO is Kristen Richards and her contact information is Kristen.Richards@chironim.com.

                                     REVIEW

          This Code shall be reviewed by the CCO on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Chiron or Supervised Persons. Supervised Persons are encouraged to contact the CCO with any comments, questions or suggestions regarding implementation or improvement of the Code.

                                   DISCLOSURE

          Each registered investment adviser is required to describe its Code of Ethics in its Form ADV Part 2 and, upon request, to furnish current or potential Clients with a copy of the Code of Ethics. Chiron will comply with this requirement, as required.

              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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                                   EXHIBIT A

                           PRE-CLEARANCE REQUEST FORM

          The Pre-clearance form documents that the proposed transaction in a Pre-clearance security is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good until the end of trading on the second business day after the approval is granted.

1. Buy________________         Sell ____________           Short ____________

2. Security____________________________________________________

3. Common Stock________ Option________ Debt ________ Other______________

4. Symbol (if any)________________________

5. Number of Shares/Contracts/Principal_____________________

6. Brokerage Account Number_____________________
   Custodian_______________________

7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Chiron policy or securities laws.

8. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days.


Employee___________________________________________ (PRINT NAME)

Signed________________________________________________
Date__________________________________________________

          Approved:

Chief Compliance Officer: _____________________     Date: ______________________
CIO: __________________________________________     Date: ______________________


To submit, scan a copy and email to Compliance@chironim.com.

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                                   EXHIBIT B

      PRIVATE PLACEMENT, LIMITED OFFERING & IPO PRE-CLEARANCE REQUEST FORM

Name of Issuer:
                      ____________________________________
Type of Security:
                      ____________________________________
Public Offering Date:
                      ____________________________________
                      (for proposed IPO investments only)

Buy __________________          Sell___________________    Short _______________

2. Security____________________________________________________

3. Common Stock________ Option________ Debt ________ Other______________

4. Symbol (if any)________________________

5. Number of Shares/Contracts/Principal_____________________

6. Brokerage Account Number_____________________
   Custodian_______________________

7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Chiron policy or securities laws.

8. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days.

FOR A PRIVATE PLACEMENT, PLEASE ATTACH THE OFFERING DOCUMENT.

By signing below, I certify and acknowledge the following:

1. I am not investing in this private placement, limited offering or IPO to profit improperly from my position at Chiron Investment Management ("Chiron"); and

2. The investment opportunity did not arise by virtue of my activities on behalf of Chiron client.

     Furthermore, by signing below, I certify that I have read Chiron Compliance Manual and Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand that Chiron reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer.

Date:___________________________________            Signature:__________________

                                                    Print Name: ________________

To submit, scan a copy and email to Compliance@chironim.com.

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     Approved:

Chief Compliance Officer: ____________________________    _Date:________________
Chief Investment Officer: _____________________________    Date:________________

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                                   EXHIBIT C
                    CHIRON INVESTMENT MANAGEMENT ("CHIRON")
               QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Statement to Chiron by: (NAME)__________________________________________________

For the Calendar quarter ended _________________________________________________
                                            (Enter quarter end date)

          Since the prior Quarterly Report, the following accounts on Attachment 1 to Exhibit C have remained active/inactive or have been opened/closed. Listed below are accounts that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are EXEMPT SECURITIES) for my direct or indirect benefit.

          I further certify that the accounts listed in Attachment 1 to Exhibit C ARE ALL OF THE Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

     As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect "Beneficial Ownership" interest (COVERED SECURITIES GENERALLY INCLUDE ANY SECURITY OTHER THAN BANK CERTIFICATES OF DEPOSIT, OPEN-END MUTUAL FUND SHARES, OTHER THAN THOSE WHICH ARE ADVISED OR SUB-ADVISED BY CHIRON, AND U.S. GOVERNMENT OBLIGATIONS). Also, I have included all activity in Covered Securities that occurred during the quarter. For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. As well, you should include any account for any person for whom you provide material support.

          This report need not disclose transactions in Covered Securities in any account over which the Employee has no direct influence or control. (See Exhibit F for such accounts)

          NOTE: FOR EVERY ACCOUNT IN WHICH THERE WAS TRADING ACTIVITY DURING THE PREVIOUS QUARTER, EMPLOYEES MUST EITHER: (I) ATTACH BROKERAGE STATEMENTS OR A PRINT OUT OF TRANSACTION ACTIVITY FROM THE BROKER'S WEB SITE FOR EVERY ACCOUNT IN WHICH THERE WAS TRADING ACTIVITY; (II) PROVIDE ALL TRADE INFORMATION IN THE CHART BELOW; OR (III) DIRECT THEIR BROKERS TO MAIL STATEMENTS DIRECTLY TO ONE OF THE FOLLOWING TWO ADDRESSES:

                          CHIRON INVESTMENT MANAGEMENT
                        Attn: Chief Compliance Officer,
                          11551 Ash Street, Suite 200
                             Leawood, Kansas 66211
                            Compliance@chironim.com

          COVERED ASSOCIATES WHO INDICATE BELOW THAT THERE WAS NO ACTIVITY DURING THE QUARTER ARE NOT REQUIRED TO ATTACH OR INCLUDE BROKERAGE STATEMENTS. IT IS THE COVERED ASSOCIATE'S S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THE ATTACHED STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES ACTIVITY.

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          ATTACHMENT 2 TO EXHIBIT C LISTS ALL COVERED SECURITIES TRANSACTIONS
IN WHICH THE EMPLOYEE HAS TRADED BENEFICIAL OWNERSHIP INTEREST DURING THE CALENDAR QUARTER SPECIFIED ABOVE.

If no transactions in Covered Securities occurred during the quarter ending, please insert "NONE" here:__________________________________________________________________________


          I further certify that all information provided in Attachment 1 and 2 to Exhibit C in connection with my securities account and Covered Securities is true, correct and complete.

Date of Submission: ___________________________________
Employee Signature: ___________________________________

Compliance Signature: _________________________________
Date Reviewed: ________________________________________

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                                   EXHIBIT D
      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Chiron by (NAME)___________________________________________________
                                                  Please Print

1. Initial Report Date: ___________________________________ (Initial Report) OR:

2. Annual Report Date: as of December 31, 20[ ] or Other Date____(Annual Report)

     As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect "Beneficial Ownership" interest (COVERED SECURITIES GENERALLY INCLUDES ANY SECURITY OTHER THAN BANK CERTIFICATES OF DEPOSIT, OPEN-END MUTUAL FUND SHARES OTHER THAN MUTUAL FUNDS WHICH ARE ADVISED OR SUB-ADVISED BY ADVISER AND U.S. GOVERNMENT OBLIGATIONS). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. As well, you should include any account for any person for whom you provide material support.

          ATTACHMENT 1 TO EXHIBIT D list all the accounts with any broker, dealer or bank that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit ("Securities Account") as of the date appearing above.

          I certify that the accounts listed in Attachment 1 to Exhibit D are ALL OF THE Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

          Note: For every bank or brokerage account of the Employee that is capable of holding Covered Securities for the Employee's direct or indirect benefit, new employees must attach copies of the most recent statement(s) to this form. For annual certification, an annual statement must be attached to this form. It is the Employee's sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities holdings. In lieu of attaching statements to this form, a print out of the Employee's securities holdings printed directly from their broker's website may also be submitted.

          I further certify that the securities listed on Attachment 2 to Exhibit D are the ONLY Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

          This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control, including Discretionary Accounts. If you have one (1) or more discretionary accounts, please see Exhibit F.

          I have received, reviewed, understand and agree to abide by Chiron's Compliance Policies and Procedures as stated in the most recent copy of the firm's Compliance Manual. To the best of my knowledge, I have reported all securities holdings for me and members of my Immediate Family to Chiron on the form provided to me. I certify that I have received, read, understand and will abide by Chiron's Code of Ethics.

EMPLOYEE SIGNATURE: ______________________________________

DATE:_________________________

To submit, scan a copy and email to Compliance@chironim.com.

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                                   EXHIBIT E
                            SAMPLE LETTER TO BROKER

[DATE]
[NAME OF BROKER/DEALER/INVESTMENT ADVISOR OR BANK]
[ADDRESS]
[CITY, STATE ZIP]

Re: Account No.

Account Name

Dear [NAME],

          As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

     CHIRON INVESTMENT MANAGEMENT

     Attn: Chief Compliance Officer
     11551 Ash Street, Suite 200
     Leawood, Kansas 66211
     Compliance@chironim.com

          If you have any questions or concerns, please feel free to give me a call at <PHONE NUMBER>. Thank you for your immediate attention to this matter.

Sincerely,

[Name]
cc: [Name]

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

                                   EXHIBIT F
                             DISCRETIONARY ACCOUNTS

Name of Account(s):

Account Number(s):

Name and Address of Entity granted Discretionary Authority:

Date of Agreement:

Custodian:

          I hereby certify that I have no investment discretion regarding the above-listed account(s). I certify that I have, via a written contract, directed all investment decisions regarding the above-listed account(s) to an independent third-party, as identified above.

          I agree to provide to Chiron's CCO updated information regarding the account(s), including any new Discretionary Accounts, within ten (10) days of such changes. I agree to provide any information requested by Chiron's CCO, including, but not limited to, account statements, specific trade information and agreements granting discretionary authority.

Name:____________________________________

Date:____________________________________

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